UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 4, 2008

Date of report (Date of earliest event reported)

BECKMAN COULTER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard Fullerton, California		92834-3100
(Address of principal executive offices)		(Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 4, 2008, the Board of Directors of Beckman Coulter, Inc. (the “Company”) approved an amendment and restatement to the Company’s Bylaws. The following is a summary of changes effected by adoption of the Amended and Restated Bylaws, which summary is qualified in its entirety by reference to the Amended and Restated Bylaws filed as Exhibit 3.1 hereto.

In addition to the amendments summarized below, the Amended and Restated Bylaws include certain non-substantive changes to conform to current provisions of Delaware law and to improve style and readability.

Article I – Corporate Offices

•	References to specific registered and principal offices are removed, so the Board may change them without further amending the Bylaws.

Article II – Meetings of Stockholders

•	For special meetings of stockholders, only matters set forth in the notice of the meeting may be transacted. (Section 2.3)

•	The Board of Directors will set the time and place for all special meetings of stockholders. (Section 2.3)

•

Additional information is required to be provided to the Company in advance by stockholders making proposals or nominations (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended). (Section 2.4)

•	The Board of Directors and the presiding officer at stockholder meetings are expressly empowered to make rules for the conduct of the meeting. (Section 2.13)

Article III – Directors

•	A regular meeting schedule may be established by the Board of Directors by resolution, and further formal notice of regular meetings will not be required. (Section 3.5(b))

•

A special meeting of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President, or a majority of the directors then in office. If none of the Chairman of the Board, the Chief Executive Officer or the President is able to call a special meeting, the Lead Independent Director or any Board-elected officer may call the meeting. (Section 3.5(c))

•

The manner and timing of giving notice for special meetings of the Board of Directors is changed to permit further use of electronic communications, to clarify when 24 hours notice is sufficient and to provide for additional time for notice sent by mail. (Section 3.5(d))

•	Consistent with the Company’s Corporate Governance Guidelines, the Board of Directors is permitted to waive the age limit (72) for directors. (Section 3.12)

•	References to an executive committee are deleted in favor of a general authorization of committees to be established in the discretion of the Board of Directors. (Section 3.13)

•

Default procedural rules are provided for committees, though these may be overridden by Board of Directors resolutions creating a committee or by the committee charter. The default rules relate to the calling of meetings, quorum for committee action, and waiver of notices of meetings.
(Section 3.13(d))

Article IV – Officers

•	The Chief Executive Officer (or in the absence of a Chief Executive Officer, the President) is given the express authority to appoint subordinate officers. (Section 4.3)

•

Provisions not reflecting the Company’s current management structure below the level of President are replaced with provisions consistent with the current management structure and flexibility for changes to that structure. (Sections 4.1, 4.2, 4.10-4.12)

•

Language in the former Bylaws about succession to the power of the Chief Executive Officer was deleted in favor of the procedures set forth in the Company’s Corporate Governance Guidelines, which require the Chief Executive Officer to provide to the Board of Directors an annual report on succession planning.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description

3.1	Beckman Coulter, Inc. Amended and Restated Bylaws adopted December 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2008	BECKMAN COULTER, INC.

	By:	/s/ PATRICIA STOUT
Name: Patricia Stout
Title: Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Beckman Coulter, Inc. Amended and Restated Bylaws adopted December 4, 2008.

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